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NEWS RELEASE
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[NEXTEL LOGO]                           NEXTEL COMMUNICATIONS, INC.
                                        2001 Edmund Halley Drive
                                        Reston, VA 20191
                                        703 433-4000


                                                                       CONTACTS:
                                          INVESTORS: PAUL BLALOCK (703) 433-4300
                                                 MEDIA: BEN BANTA (703) 433-4700


                NEXTEL REPORTS RECORD THIRD QUARTER 2000 RESULTS

         - RECORD GLOBAL PROPORTIONATE SUBSCRIBER ADDITIONS OF 681,400 -
        - RECORD MONTHLY AVERAGE REVENUE PER DOMESTIC SUBSCRIBER OF $75 -
                   - POSITIVE CONSOLIDATED OPERATING INCOME -
                            - EPS LOSS NARROWS 44% -


RESTON, Va. - October 26, 2000 - Nextel Communications, Inc., (NASDAQ: NXTL) today announced third quarter results including record global proportionate subscriber additions of 681,400, a 59% increase in third quarter revenue to $1.4 billion and a 105% increase in operating cash flow to $359 million during the third quarter 2000 as compared to third quarter 1999. Highlights of the third quarter include the achievement of a new financial milestone of $44 million in positive consolidated operating income, record domestic operating cash flow of $392 million and continued strong growth in the operations of Nextel International.

"Nextel continues to attract and retain the best wireless customers in the increasingly competitive wireless industry," said Tim Donahue, Nextel's president and CEO. "Nextel's monthly cash flow per domestic subscriber is approximately $22 - among the highest in the industry - and we intend to continue to set the pace in subscriber quality and profitability. Nextel remains focused on serving the best customers in the wireless industry."

Record global proportionate subscriber additions of approximately 681,400 during the third quarter consists of 540,400 domestic subscriber additions and a record 141,000 proportionate subscriber additions from Nextel International. Nextel ended the third quarter with about 6,897,400 global proportionate subscribers consisting of approximately 6,157,000 domestic subscribers and approximately 740,400 proportionate international subscribers. Nextel Partners announced subscriber additions of 51,400 for the third quarter 2000 and Nextel's proportionate share of these net additions is not reflected in this report.

Consolidated revenue grew 59% over last year's third quarter to $1.4 billion and consists of $1.33 billion from domestic operations and $86 million from international operations. Domestic monthly average revenue per subscriber unit increased to about $75 which is the highest in the industry among the national carriers, while customer churn of about 2% per month remained among the lowest in the industry.

Consolidated operating cash flow (earnings before interest, taxes, depreciation and amortization) grew 105% to $359 million during the quarter as compared with $175 million during the third quarter 1999. Domestic cash flow grew 87% to $392 million during the third quarter as compared with $210 million in the third quarter 1999. The operating cash flow loss from Nextel International operations of $33 million was unchanged from second quarter.

The consolidated net loss attributable to common stockholders improved 35% to $236 million during the third quarter 2000 as compared with $361 million in the third quarter 1999. The net loss per share during the third quarter 2000 was $0.31 and improved 44% over third quarter 1999 net loss per share of $0.55. The third quarter consolidated net loss includes gains of approximately $21 million (or $0.03 per share) from the previously announced sales of assets to Nextel Partners and dissolution arrangements relating to the GSM system joint venture in Shanghai, China.

"Nextel International posted its best quarter ever," said Steve Shindler, Nextel International's CEO. "Outstanding subscriber growth of 141,000 net additions during the third quarter is up 100% over last year while revenue of $86 million is up over 200% from last year. We will continue to drive Nextel International with the same business focus that has made Nextel's domestic operations a success."

Consolidated capital expenditures were $806 million during the third quarter 2000 and include $666 million for domestic operations and $140 million for international operations. Total domestic system minutes of use grew to 8.5 billion during the third quarter 2000, up 73% over third quarter 1999 domestic minutes of use of 4.9 billion.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel and Nextel International's actual future experience involving any one or more of such matters and subject areas. Nextel and Nextel International have attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from Nextel's and/or Nextel International's current expectations regarding the relevant matter or subject area. Such risks and uncertainties include those that are described from time to time in Nextel's and Nextel International's reports filed with the SEC, including Nextel's and Nextel International's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and in the 10-Q's for the first and second quarters of 2000 filed by Nextel and Nextel International.

Nextel Communications, Inc., based in Reston, VA, is the leading provider of fully integrated wireless communications services and has built the largest guaranteed all-digital wireless network in the United States covering thousands of communities across the United States. Nextel and Nextel Partners, Inc., currently serve 174 of the top 200 U.S. markets. Through recent market launches, Nextel and Nextel Partners' service is available today in areas of the U.S. where approximately 200 million people live or work. The Nextel National Network offers a fully integrated wireless communications tool with digital cellular, text/numeric paging, wireless Internet access and Nextel Direct Connect(R) - a digital two-way radio feature. In addition, through Nextel International, Inc., Nextel has wireless operations and investments in Canada, Mexico, Argentina, Brazil, the Philippines, Peru, Chile and Japan. Please visit our website at http://www.nextel.com.




                                    - MORE -

                  NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in millions, except per share data)
                                    Unaudited

                                                                 NINE MONTHS ENDED             THREE MONTHS ENDED
                                                                   SEPTEMBER 30,                  SEPTEMBER 30,
                                                              ----------------------         ----------------------
                                                                2000          1999             2000         1999
                                                              ---------    ---------         --------     ---------

OPERATING REVENUES                                            $   3,755    $   2,346         $  1,416     $     889
                                                              ---------    ---------         --------     ---------
OPERATING EXPENSES
   Cost of revenues                                                 760          504              286           175
   Selling, general and administrative                            2,118        1,523              771           539
                                                              ---------    ---------         --------     ---------
EBITDA                                                              877          319              359           175
   Depreciation and amortization                                    898          732              315           261
                                                              ---------    ---------         --------     ---------
OPERATING (LOSS) INCOME                                             (21)        (413)              44           (86)
Interest expense                                                   (912)        (627)            (333)         (220)
Interest income                                                     298           28              111            16
Debt conversion expense                                             (23)          --               --            --
Equity in losses of unconsolidated affiliates                      (106)         (49)             (35)          (18)
Foreign currency transaction gains (losses), net                      9          (61)               3           (15)
Other income, net                                                    27           78               18             3
                                                              ---------    ---------         --------     ---------
LOSS BEFORE INCOME TAX BENEFIT                                     (728)      (1,044)            (192)         (320)
Income tax benefit                                                   24           25                8             8
                                                              ---------    ---------         --------     ---------
LOSS BEFORE EXTRAORDINARY ITEM                                     (704)      (1,019)            (184)         (312)
Extraordinary loss from extinguishment of debt                     (104)          --               --            --
Mandatorily redeemable preferred stock dividends                   (155)        (142)             (52)          (49)
                                                              ---------    ---------         --------     ---------
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                      $    (963)   $  (1,161)        $   (236)    $    (361)
                                                              =========    =========         ========     =========
LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS,
   BASIC AND DILUTED:
     Loss before extraordinary item attributable to
      common stockholders                                     $  (1.14)    $   (1.89)        $  (0.31)    $  (0.55)
     Extraordinary item                                          (0.14)           --               --            --
                                                              --------     ---------         --------     ---------
                                                              $  (1.28)    $   (1.89)        $  (0.31)    $  (0.55)
                                                              ========     =========         ========     ========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                754          615              761           655
                                                              =========    =========         ========     =========

                      SELECTED BALANCE SHEET AND OTHER DATA
                         (in millions, except unit data)

                                                                                    SEPTEMBER 30,     DECEMBER 31,
                                                                                        2000              1999
                                                                                    -------------    -------------
                                                                                     (Unaudited)

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS                                     $   6,364         $ 5,808
PROPERTY, PLANT AND EQUIPMENT, NET                                                        7,925           6,152
INTANGIBLE ASSETS, NET                                                                    4,851           4,551
TOTAL ASSETS                                                                             21,846          18,410
LONG-TERM DEBT, including current portion of $107 and $1,165                             13,920          10,925
MANDATORILY REDEEMABLE PREFERRED STOCK                                                    1,827           1,770
TOTAL STOCKHOLDERS' EQUITY                                                                2,439           2,574
DIGITAL UNITS IN SERVICE:
   Domestic                                                                           6,157,000        4,515,700
                                                                                      =========        =========
   Global - proportionate (1)                                                         6,897,400        4,919,200
                                                                                      =========        =========

(1) The subscriber unit count at December 31, 1999 includes units attributable to Nextel's investment in our affiliate in Shanghai, China. These subscriber units are excluded from the total subscriber count as of September 30, 2000.

                                                                                          THREE MONTHS ENDED
                                                                                    ----------------------------
                                                                                    SEPTEMBER 30,       JUNE 30,
                                                                                        2000              2000
                                                                                    -------------       --------

   CONSOLIDATED CAPITAL EXPENDITURES                                                   $   806           $  823
                                                                                       =======           ======

                   NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (in millions)
                                    Unaudited

                                                                 NINE MONTHS ENDED             THREE MONTHS ENDED
                                                                   SEPTEMBER 30,                  SEPTEMBER 30,
                                                              ----------------------         ----------------------
                                                                2000          1999             2000         1999
                                                              ---------    ---------         --------     ---------

OPERATING REVENUES                                            $     197    $      69         $     86     $      27
                                                              ---------    ---------         --------     ---------
OPERATING EXPENSES
   Cost of revenues                                                  52           30               23            12
   Selling, general and administrative                              245          167               96            50
                                                              ---------    ---------         --------     ---------
EBITDA                                                             (100)        (128)             (33)          (35)
   Depreciation and amortization                                    103           81               38            29
                                                              ---------    ---------         --------     ---------
OPERATING LOSS                                                     (203)        (209)             (71)          (64)
Interest expense                                                   (177)        (128)             (70)          (46)
Interest income                                                      15            5               10             2
Equity in losses of unconsolidated affiliates                       (31)         (21)             (14)          (10)
Foreign currency transaction gains (losses), net                      9          (61)               3           (15)
Other income, net                                                     7           16                3             3
                                                              ---------    ---------         --------     ---------
LOSS BEFORE INCOME TAX BENEFIT                                     (380)        (398)            (139)         (130)
Income tax benefit                                                    1           --                1            --
                                                              ---------    ---------         --------     ---------
NET LOSS                                                      $    (379)   $    (398)        $   (138)    $    (130)
                                                              =========    =========         ========     =========

                      SELECTED BALANCE SHEET AND OTHER DATA
                         (in millions, except unit data)

                                                                                    SEPTEMBER 30,     DECEMBER 31,
                                                                                        2000              1999
                                                                                      ---------        ---------
                                                                                     (Unaudited)

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS                                     $    602          $  100
PROPERTY, PLANT AND EQUIPMENT, NET                                                         928             539
INTANGIBLE ASSETS, NET                                                                     769             455
TOTAL ASSETS                                                                             2,975           1,682
LONG-TERM DEBT, including current portion of $79 and $33                                 2,448           1,548
TOTAL STOCKHOLDERS' DEFICIT                                                                (32)           (180)
INTERNATIONAL DIGITAL UNITS IN SERVICE (1):
   Total                                                                              1,418,900        1,245,600
                                                                                     ==========        =========
   Proportionate                                                                        740,400          403,500
                                                                                     ==========        =========

(1) The subscriber unit count at December 31, 1999 includes units attributable to Nextel's investment in our affiliate in Shanghai, China. These subscriber units are excluded from the total subscriber count as of September 30, 2000.


                                                                                          THREE MONTHS ENDED
                                                                                     ---------------------------
                                                                                     SEPTEMBER 30,      JUNE 30,
                                                                                          2000            2000
                                                                                     ------------      ---------

INTERNATIONAL CAPITAL EXPENDITURES                                                     $    140         $  137
                                                                                       ========         ======



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